UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2008
ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (276) 619-4410
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
     As previously reported in the registrant’s Current Report on Form 8-K filed within the Commission on April 15, 2008, in connection with their previously announced tender offer and consent solicitation, Alpha Natural Resources, LLC and Alpha Natural Resources Capital Corp., wholly-owned subsidiaries of the registrant, entered into an Eighth Supplemental Indenture with respect to their 10% Senior Notes due 2012 (the “Notes”) with Wells Fargo Bank, National Association, as trustee, and the guarantors set forth therein (the “Supplemental Indenture”). The Supplemental Indenture, which became operative on April 15, 2008, eliminates or makes less restrictive substantially all of the restrictive covenants and certain events of default and eliminates certain conditions to defeasance and related provisions in the indenture governing the Notes. The Supplemental Indenture was filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the Commission on April 15, 2008 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
4.1	Eighth Supplemental Indenture dated as of April 14, 2008, among Alpha Natural Resources, LLC, Alpha Natural Resources Capital Corp., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.*

*	Previously filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the Commission on April 15, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.
April 21, 2008	By:	/s/ Vaughn R. Groves
		Name:	Vaughn R. Groves
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Eighth Supplemental Indenture dated as of April 14, 2008, among Alpha Natural Resources, LLC, Alpha Natural Resources Capital Corp., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.*

*	Previously filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the Commission on April 15, 2008.

4